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                                                                    EXHIBIT 99.2

                              RADIANT PARTNERS LLC
June 20, 2000

William A. Ackman, Chairman
First Union Real Estate Equity and Mortgage Investments
110 E. 42nd Street, 18th Floor
New York, NY  10017

William A. Scully, Vice Chairman
First Union Real Estate Equity and Mortgage Investments
1301 Avenue of the Americas, 38th Floor
New York, NY  10019

Gentlemen:

On behalf of an affiliate of Radiant Partners LLC ("Radiant"), we are pleased to outline the terms of a potential transaction (the "Transaction") for the acquisition of the majority of the assets and associated liabilities of First Union Real Estate Equity and Mortgage Investments ("First Union" or the "Company") by Radiant.

Assets to be Purchased

Radiant will acquire the assets (the "Purchase Assets") and assume the liabilities (the "Assumed Liabilities") listed on Schedule A from the Company. In addition, Radiant would assume all income and expenses for the Purchase Assets from June 1, 2000 until the date of closing the Transaction, as well as capital expenditures approved by Radiant and committed to subsequent to May 9, 2000.

Radiant will not acquire the assets and liabilities listed on Schedule B from First Union.

Price and Consideration

Radiant will pay total consideration to the Company of $ 205.0 million (the "Consideration") consisting of approximately $79.9 million in cash (the "Cash") and the assumption of the first mortgage financing, estimated to be $125.1 million, which is secured by the Purchase Assets (the "Assumed Debt")

Assumed Debt assumption costs (including prepayment and refinancing costs), transfer taxes, title insurance, survey and recording fees shall be jointly paid by First Union and Radiant on a 50/50 basis. First Union's obligation due to these costs shall be capped at $2 million.

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Additional Consideration

Radiant will manage the following assets of First Union:

Temple Mall
Park Plaza Mall
Circle Tower
Property Accounts Receivable and Rent Settlements
Ventek

Radiant will receive a two year noncancellable asset management contract at a rate of $250,000 per year. Radiant will also receive 20% equity interest in Ventek that vests upon First Union being relieved of all obligations and/or guarantees under Ventek's current outstanding performance bonds. Radiant's equity interest will be junior to the Company's outstanding line of credit. (Approximately $2,000,000 outstanding as of June 5, 2000.)

Process

The Transaction will comprise the following process:

1. Upon First Union's signing of this letter, the Company acknowledges that Radiant will seek a commitment for mezzanine financing of the Transaction equal to the lesser of $40 million or an amount that provides the transaction with leverage not to exceed an 80% loan to value ratio (the "Mezzanine Commitment"). Radiant will have 10 business days to deliver the Mezzanine Commitment to the Company. First Union will cooperate with Radiant by providing information on the Purchase Assets and Assumed Liabilities to Radiant and its advisors upon request, in a timely manner.

2. For a period of 45 days commencing on the date (the "Exclusivity Commencement Date") of delivery by Radiant to the Company of a copy of a Mezzanine Commitment that is reasonably satisfactory to the Company, the Company shall not and it shall direct and use its reasonable best efforts to cause its officers, trustees, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives (collectively, "Representatives") not to, directly or indirectly, (i) solicit or initiate the making of any Acquisition Proposal (as defined below) or any third party proposal or offer to acquire one or more of the Purchase Assets whether directly or indirectly, including by means of a business combination (a "Purchase Assets Proposal"), or (ii) disclose any nonpublic information or data to, any third party (other than the Company's Representatives) in connection with any Acquisition Proposal or Purchase Assets Proposal. This paragraph shall have no force or effect if the Company does not receive a Mezzanine Commitment that is reasonably satisfactory to it within 10 business days of the date hereof.

       For purposes of this Agreement, "Acquisition Proposal" means any third party proposal or offer (i) to engage in a merger, consolidation or similar business combination transaction with the Company, unless such Acquisition Proposal does not contemplate the acquisition of more than 50% of the Company's existing real estate assets (based on the fair market value of such assets) or (ii) to acquire more than 50% of the Company's assets (based on the fair market value of such assets). Clause
       (ii) of the immediately preceding paragraph shall not apply to (a) any bona fide Acquisition Proposal or Purchase Assets Proposal that the Board of Trustees of the Company or a committee thereof determines, after consultation with the Company's financial advisors, in its good faith

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       judgment, taking into account price, timing, closing conditions, the likelihood of completion and any other factors deemed relevant by the Board of Trustees of the Company or such committee, may be more favorable to the Company's common shareholders than the Transaction.

3. If after the Exclusivity Commencement Date the Company enters into a definitive agreement in connection with an Acquisition Proposal or one or more Purchase Assets Proposals having an aggregate purchase price of (or in which the Purchase Assets are valued at) $30.0 million or more (a "Material Property Sale"), the Company shall reimburse Radiant, within 30 days of receipt by the Company of appropriate written evidence thereof, for its reasonable legal fees and expenses, the reasonable legal fees and expenses of its financial advisors, including the entity providing the Mezzanine Commitment (the "Mezzanine Lender"), a reasonable commitment fee payable to the Mezzanine Lender and the reasonable cost of any third party reports, including environmental reports, in each case, to the extent such fees, expenses and costs relate to the Transaction and are incurred during the period ending on the date the Company notifies Radiant that it has entered into a definitive agreement in connection with an Acquisition Proposal or a Material Property Sale; provided, however, that such notification will not relieve the Company from its obligations pursuant to paragraph 2 above; provided, further, however, that the total reimbursement obligations of the Company pursuant to this paragraph shall not, in the aggregate, exceed $750,000.

General Conditions

The closing of any transaction would be structured to accommodate legal, tax, accounting, operational and timing issues of both Radiant and the Company, provided that such structure does not adversely affect the economic benefits of the Transaction.

The Principals of Radiant have held discussions with advisors and financing sources indicating interest in the Transaction. This letter should be considered an indication of interest in a possible transaction on the terms described in this letter and does not create a legally binding obligation, except for the "Process" section of this letter which is legally binding This letter is intended to outline the general terms which could result in a definitive agreement between the Parties and supercedes any prior discussions or indication of interest by Radiant, including our letter to you dated May 31, 2000; provided, however, that the confidentiality letter agreement between First Union and Radiant dated April 28, 2000 remains in full force and effect.

We look forward to discussing this transaction with you in more detail in the coming days.

Very truly yours,

Radiant Partners LLC

/s/Daniel P. Friedman     /s/David Schonberger      /s/Anne N. Zahner
---------------------     --------------------      -----------------
Daniel P. Friedman        David Schonberger         Anne N. Zahner
Managing Member           Managing Member           Managing Member

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ACCEPTED AND AGREED TO:

By:      /s/William A. Ackman
         --------------------
         William A. Ackman, Chairman
         First Union Real Estate Equity and Mortgage Investments

         /s/William A. Scully
         --------------------
         William A. Scully, Vice Chairman
         First Union Real Estate Equity and Mortgage Investments


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                                   SCHEDULE A

ASSETS

1.  55 Public Square Office Building - Cleveland, Ohio
2.  55 Public Square Garage - Cleveland, Ohio
3.  North Valley Tech Center - Thornton, Colorado
4.  Two Rivers Business Center - Clarksville, Tennessee
5.  Westgate Shopping Center - Abilene, Texas
6. Pecanland Mall - Monroe, Louisiana (including excess land and proceeds of land sales, including Residence Inn)
7.  Huntington Garage - Cleveland, Ohio
8.  Long Street Garage - Columbus, Ohio
9.  Madison and Wells Garage - Chicago, Illinois
10. Printers Alley Garage - Nashville, Tennessee
11. 5th and Marshall Garage - Richmond, Virginia
12. All restricted, reserve and escrow accounts as of March 31, 2000(excluding reserves and escrows for real estate taxes and insurance related to time periods prior to closing of the Transaction) on the Purchase Assets, including but not limited to:

         - 5th and Marshall Garage
         - North Valley Tech Call Center
         - 55 Public Square Office Building
         - 55 Public Square Garage
         - Madison and Wells Garage

13. Net operating income from all Purchase Assets (net of 2/3 of asset management fees paid to Radiant Partners) from June 1, 2000 forward
14. Furniture, fixtures and equipment of First Union
15. Club Associates note receivable
16. West Third Street Parking Lot - Cleveland, Ohio

LIABILITIES

1. Mortgage debt balances as of the Transaction closing date (see Schedule A(i) for a complete list of mortgage debt to be assumed)
2. Liabilities arising out of the operations of the Purchase Assets from June 1, 2000 forward and Westgate environmental liability, to the extent not covered by offsetting insurance proceeds
3. New capital expenditures on the Purchase Assets committed from May 9, 2000 forward
4. 551 Fifth Avenue office lease, including offsetting security deposits and rights as tenant


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                                  SCHEDULE A(i)

MORTGAGE DEBT

------------------------------------------------------------------------------------------------------------
                                            March 31,          Interest      Maturity
Property               Lender             2000 Balance           Rate            Date           Comment
------------------------------------------------------------------------------------------------------------

55 Public Square     J.P. Morgan              21,100,000             LIBOR      Sep-02
                                                                  + 325 bp
North Valley Tech    Salomon                  16,000,000             LIBOR      Jul-02
Center               Brothers                                     + 295 bp

Pecanland Mall       TIAA                     38,014,265            12.25%      Dec-17
                                                           + participation

Huntington Garage    Lutherans                 7,845,291             8.55%      Jan-04

Long Street          Midland Mutual              613,315             8.63%      Apr-09
(1st Mortgage)

Long Street          Marwed                      800,000             8.25%      Oct-03
(2nd Mortgage)       Corporation

Madison and          G.E. Capital             30,000,000             LIBOR      Oct-01
Wells Garage                                                       +175 bp

Printers Alley       South Trust               4,000,000             LIBOR      Jul-01
Garage               Bank                                         + 175 bp

Westgate             N/A                       7,500,000               N/A        N/A            To be
Shopping Center                                                                                  originated

TOTAL MORTGAGE DEBT                          125,872,871


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                                   SCHEDULE B

ASSETS

1.  Unrestricted Cash and "T" Bills
2.  Park Plaza Mall  -  Little Rock, Arkansas
3.  Impark Loan
4.  Temple Mall Partnership Interest
5.  Loan to Temple Mall Partnership
6.  Severance and Trustees Escrow
7.  Circle Tower  -  Indianapolis, Indiana
8. All Rent and property settlements including accounts receivable from owned and prior owned properties outstanding as of June 1, 2000
9.  Peachtree Mall lawsuit claim
10. Ventek

LIABILITIES

1.  Convertible preferred equity
2.  Senior Notes
3.  Pending Oracle lawsuit
4. One Galleria Tower Dallas office lease, including offsetting security deposits
5. All liabilities arising out of the operation of the Purchase Assets prior to June 1, 2000, except the Westgate environmental liability
6.  Corporate expenses and liabilities not related to Purchase Assets
7.  Park Plaza mortgage from FUNB